Exhibit 10.5
FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) dated as of March 18, 2016, among NEWFIELD EXPLORATION COMPANY, a Delaware corporation, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and WELLS FARGO BANK, NATIONAL ASSOCIATION as syndication agent for the Lenders.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of June 2, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, that certain Second Amendment to Credit Agreement dated as of April 29, 2013, that certain Third Amendment to Credit Agreement dated as of June 25, 2013, and that certain Fourth Amendment to Credit Agreement dated as of March 5, 2015, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.
Section 2.Amendments to Credit Agreement.
2.1    Existing Definitions. Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety, and replacing each of them with the following:
“Agreement” means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, as amended by that certain Second Amendment to Credit Agreement dated as of April 29, 2013, as amended by that certain Third Amendment to Credit Agreement dated as of June 25, 2013, as amended by that certain Fourth Amendment to Credit Agreement dated as of March 5, 2015, as amended by that certain Fifth Amendment to Credit Agreement dated as of

March 18, 2016, and as the same may from time to time be amended, modified, supplemented or restated.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted Eurodollar Rate for any day shall be based on the Eurodollar Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively.
“Consolidated EBITDAX” means, with respect to the Borrower and its Subsidiaries, for any period, Consolidated Net Income for that period, plus (a) to the extent included in determining Consolidated Net Income for that period, (i) the aggregate amount of Consolidated Interest Expense for that period, (ii) the aggregate amount of letter of credit fees paid by the Borrower and its Subsidiaries during that period, (iii) the aggregate amount of income and franchise tax expense of the Borrower and its Subsidiaries for that period, (iv) any extraordinary or non-recurring losses or charges for such period (including, but not limited to, losses and charges associated with the termination or settlement of contracts and reorganization charges), (v) losses on the disposition of assets, (vi) all amounts attributable to depreciation, depletion, amortization, ceiling test write-downs and other non-cash charges and expenses of the Borrower and its Subsidiaries for that period, (vii) exploration and abandonment expenses and (viii) all other non-cash items reducing such Consolidated Net Income for such period, and, minus (b) to the extent included in determining Consolidated Net Income for that period, (i) any extraordinary or non-recurring income or gains for such period (including, but not limited to, income and gains associated with the termination or settlement of contracts and reorganization charges), (ii) gains on the disposition of assets, and (iii) all other non-cash items increasing Consolidated Net Income for such period; provided, however, non-cash income or gains in respect of deferred revenue, production payments and other matters included in the definition of Indebtedness shall not be subtracted from Consolidated Net Income under clause (b).
“Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (i) gross interest expense (whether cash or accrued) of the Borrower and its Subsidiaries for such period on a consolidated basis in accordance with GAAP, including to the extent included in interest expense in accordance with GAAP (x) the amortization of debt discounts and (y) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (ii) capitalized interest of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, that Consolidated Interest Expense shall not include non-cash amortization of debt issuance costs.
“Consolidated Net Income” means, for any period, net income of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case, required to be included in net income of the Borrower and its Restricted Subsidiaries as a result of the application of FASB Accounting Standards Codifications 718, 815, 410 and 360 but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Swap Agreement.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing of a good faith dispute with respect to the amount of such payment, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
2.2    Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
2.3    Amendment to Section 2.16. Section 2.16 of the Credit Agreement is hereby amended by inserting the following new Subsection 2.16(i) where alphabetically appropriate:
(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Fifth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
2.4    Amendment to Section 2.19. Section 2.19 of the Credit Agreement is hereby amended by inserting the words “or a Bail-In Action” immediately following the words “a Bankruptcy Event” in clause (i) of the penultimate paragraph of such Section.
2.5    Amendment to Article III. Article III of the Credit Agreement is hereby amended by inserting the following new Section 3.14 where numerically appropriate:
Section 3.14    EEA Financial Institutions. Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.
2.6    Amendment to Section 6.04(b). Section 6.04(b) of the Credit Agreement is hereby amended by deleting the phrase “3.0 to 1.0” and replacing it with “2.5 to 1.0.”

2.7    Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.16 where numerically appropriate:
Section 9.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 3.Conditions Precedent. This Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):
3.1    The Administrative Agent (or its counsel) shall have received from the Required Lenders and the Borrower either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

3.2    The Administrative Agent, Lenders and Arrangers shall have received all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date, including but not limited to, (a) an upfront fee payable to the Administrative Agent for the account of each Lender that has consented to this Fifth Amendment by submitting its signature page on or before 5:00 p.m. New York time on March 16, 2016 in an amount equal to 20 basis points on the amount of each such Lender’s commitment under the Credit Agreement in effect on the Fifth Amendment Effective Date and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 9.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.Miscellaneous.
4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.
4.2    Ratification and Affirmation. The Borrower hereby ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby.
4.3    Loan Document. This Fifth Amendment is a Loan Document.
4.4    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:
(a)    the execution and delivery by the Borrower of this Fifth Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Fifth Amendment has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(b)    as of the date hereof, after giving effect to the terms of this Fifth Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;
(ii)    no Default or Event of Default has occurred and is continuing; and
(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
4.5    Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”) shall be effective as delivery of a manually executed counterpart hereof.
4.6    NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
4.7    GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

BORROWER:	NEWFIELD EXPLORATION COMPANY
By: /s/ Lawrence S. Massaro Lawrence S. Massaro Executive Vice President and Chief Financial Officer

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

ADMINISTRATIVE AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A.
By: /s/ Anson Williams Name: Anson Williams Title: Authorized Officer

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Ellen Cheng Name: Ellen Cheng Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: /s/ Kevin Sparks Name: Kevin Sparks Title: Director

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	THE BANK OF NOVA SCOTIA
By: /s/ John Frazell Name: John Frazell Title: Director

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	SCOTIABANK, INC.
By: /s/ J.F. Todd Name: J.F. Todd Title: Managing Director

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	U.S. BANK NATIONAL ASSOCIATION
By: /s/ Nicholas T. Hanford Name: Nicholas T. Hanford Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	SUMITOMO MITSUI BANKING CORPORATION
By: /s/ James D. Weinstein Name: James D. Weinstein Title: Managing Director

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By: /s/ Nupur Kumar Name: Nupur Kumar Title: Authorized Signatory By: /s/ Lorenz Meier Name: Lorenz Meier Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	BMO HARRIS BANK N.A.
By: /s/ Melissa Guzmann Name: Melissa Guzmann Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By: /s/ Trudy Nelson Name: Trudy Nelson Title: Authorized Signatory
By: /s/ William M. Reid Name: William M. Reid Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	GOLDMAN SACHS BANK USA
By: /s/ Jerry Li Name: Jerry Li Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	MIZUHO BANK LTD.
By: /s/ Leon Mo Name: Leon Mo Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	FIFTH THIRD BANK
By: /s/ Jonathan H. Lee Name: Jonathan H. Lee Title: Director

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	SOCIÉTÉ GÉNÉRALE
By: /s/ David M. Bornstein Name: David M. Bornstein Title: Director

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	ROYAL BANK OF CANADA
By: /s/ Kristan Spivey Name: Kristan Spivey Title: Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company

LENDER:	BARCLAYS BANK PLC
By: /s/ Ronnie Glenn Name: Ronnie Glenn Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement – Newfield Exploration Company